UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Counterpart Agreement

On April 30, 2020, FaceBank Group, Inc., a Florida corporation (the “Company” or “FaceBank”), entered into a counterpart agreement (the “Counterpart Agreement”) with AMC Networks Ventures LLC (“AMC”) delivered pursuant to that certain Credit and Guaranty Agreement, dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among fuboTV Inc., a Delaware corporation and a wholly-owned subsidiary of FaceBank (“fuboTV”), certain subsidiaries of fuboTV, as guarantors, the lenders from time to time party thereto, and AMC, as administrative agent and collateral agent.

Pursuant to the Counterpart Agreement, FaceBank guaranteed the obligations of fuboTV under the Credit Agreement. There is currently $23,750,000 in aggregate principal amount outstanding under the Credit Agreement.

Joinder Agreement

On April 30, 2020, fuboTV and Sports Rights Management, LLC, a Delaware limited liability company and wholly-owned subsidiary of fuboTV (“SRM”), entered into a joinder agreement (the “Joinder Agreement”) in favor of FB Loan Series I, LLC (“FB Loan”), a Delaware limited liability company, in connection with that certain Note Purchase Agreement, dated as of March 19, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among FaceBank, fuboTV Acquisition Corp.), a Delaware corporation (“Merger Sub”), Evolution AI Corporation (“Evolution”), a Florida corporation, Pulse Evolution Corporation, a Nevada corporation (“Pulse”, and collectively with FaceBank, Merger Sub and Evolution, the “Borrowers”), and FB Loan. The Joinder Agreement is effective as of April 2, 2020.

Pursuant to the Joinder Agreement, (a) fuboTV joined the Note Purchase Agreement, became an issuer of notes and a borrower thereunder, assumed all obligations of the Borrowers in connection therewith, and granted a lien on substantially all of its assets to secure its obligations under the Note Purchase Agreement and any notes issued pursuant thereto and (b) SRM guaranteed the obligations of the Borrowers and fuboTV under the Note Purchase Agreement and any notes issued pursuant thereto and granted a security interest in substantially all of its assets to secure its guaranty obligations. The Borrowers have previously issued notes in an aggregate principal amount of $10,050,000 pursuant to the Note Purchase Agreement.

Guaranty Agreement

On April 30, 2020, in connection with the Joinder Agreement, SRM entered into a guaranty agreement (the “Guaranty Agreement”) in favor of FB Loan, pursuant to which SRM guaranteed the obligations of Borrower under fuboTV under the Note Purchase Agreement. The Guaranty Agreement is effective as of April 2, 2020. The aggregate principal amount of notes issued pursuant to the Note Purchase Agreement and currently outstanding is $10,050,000.

The foregoing descriptions of the Counterpart Agreement, Joinder Agreement, the Note Purchase Agreement, and Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Counterpart Agreement, Joinder Agreement and Guaranty Agreement, filed as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1†	Counterpart Agreement, dated as of April 30, 2020, by and between FaceBank Group, Inc. and AMC Networks Ventures LLC.
10.2† 10.3

Joinder Agreement dated as of April 30, 2020 and effective April 2, 2020, by and among fuboTV Inc., Sports Rights Management, LLC, and FB Loan Series I, LLC.

Guaranty Agreement, dated as of April 30, 2020, issued by Sports Rights Management, LLC to FB Loan Series I, LLC.

† Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: May 6, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer